EXHIBIT B

Authority to Apply for SEC Exemptive Relief

Lincoln Variable Insurance Products Trust and Lincoln Advisors Trust (the “Trusts”)

WHEREAS, the Trusts have obtained an order from the U.S. Securities and Exchange Commission (“SEC”) granting an exemption from the Investment Company Act of 1940 (the “Act”) to permit two distinct types of relief:

•	Unaffiliated Funds. A “fund of funds” to acquire shares of unaffiliated funds and/or affiliated funds in excess of certain statutory limits (“Unaffiliated Funds Relief”); and
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Same Group of Funds. A fund of funds that acquires shares of affiliated funds in reliance on Section 12(d)(1)(G) of the Act also to invest in financial instruments that may not be securities (“Same Group of Funds Relief”). Lincoln Variable Insurance Products Trust et al., Investment Company Act Release Nos. 29168 (Mar. 5, 2010) (notice) and 29196 (Mar. 31, 2010) (order).

WHEREAS, the Trusts propose to amend the prior order to extend the Unaffiliated Funds Relief to permit such a fund of funds to invest in other securities and financial instruments that are not issued by funds; and

WHEREAS, the Boards of Trustees have considered the form of application (the “Application”), as presented, to effect the Trusts’ proposal.

NOW, THEREFORE, BE IT RESOLVED, that the Boards hereby approve the Application requesting an amended SEC order to extend the Unaffiliated Funds Relief to permit such a fund of funds to invest in other securities and financial instruments that are not issued by funds; and

FURTHER RESOLVED, that the appropriate Trust officers are hereby authorized, on behalf of each Trust, to prepare, execute and file the Application and any further amendments thereto with the SEC; and

FURTHER RESOLVED, that the appropriate Trust officers hereby are authorized, on behalf of each Trust, to take other actions as are necessary or appropriate to give effect to these resolutions.

Lincoln Investment Advisors Corporation (“LIA”)

WHEREAS, LIA has obtained an order from the U.S. Securities and Exchange Commission (“SEC”) granting an exemption from the Investment Company Act of 1940 (the “Act”) to permit two distinct types of relief:

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•	Unaffiliated Funds. A “fund of funds” to acquire shares of unaffiliated funds and/or affiliated funds in excess of certain statutory limits (“Unaffiliated Funds Relief”); and
•

Same Group of Funds. A fund of funds that acquires shares of affiliated funds in reliance on Section 12(d)(1)(G) of the Act also to invest in financial instruments that may not be securities (“Same Group of Funds Relief”). Lincoln Variable Insurance Products Trust et al., Investment Company Act Release Nos. 29168 (Mar. 5, 2010) (notice) and 29196 (Mar. 31, 2010) (order).

WHEREAS, LIA proposes to amend the prior order to extend the Unaffiliated Funds Relief to permit such a fund of funds to invest in other securities and financial instruments that are not issued by funds; and

WHEREAS, the Board of Directors has considered the form application (the “Application”), as presented, to effect the proposal.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the Application requesting an amended SEC order to extend the Unaffiliated Funds Relief to permit such a fund of funds to invest in other securities and financial instruments that are not issued by funds.

FURTHER RESOLVED, that the appropriate LIA officers hereby are authorized to prepare, execute and file the Application and any further amendments thereto with the SEC; and

FURTHER RESOLVED, that the appropriate LIA officers are hereby authorized to take other actions as are necessary or appropriate to give effect to these resolutions.

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